UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

VIATRIS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, Theodora (“Doretta”) Mistras informed Viatris Inc. (the “Company”) that she would voluntarily cease to serve as Chief Financial Officer to pursue another professional opportunity. Ms. Mistras will cease to serve as Chief Financial Officer effective May 8, 2026 and will remain employed by the Company until May 22, 2026 for transition purposes. Ms. Mistras’ resignation was not related to any disagreement between Ms. Mistras and the Company on any matter relating to the Company’s accounting practices, financial statements, internal controls, or operations.
On May 4, 2026, the Board of Directors of the Company (the “Board”) appointed Paul Campbell, Viatris’ current Chief Accounting Officer and Corporate Controller, to also serve as interim Chief Financial Officer of the Company, effective May 8, 2026, until a permanent Chief Financial Officer is appointed by the Board. Mr. Campbell, age 59, has served as Viatris’ Chief Accounting Officer and Corporate Controller since the closing of the combination of Mylan N.V. (“Mylan”) with Pfizer's Upjohn business (the “Combination”) on November 16, 2020. As Chief Accounting Officer and Corporate Controller, he is responsible for oversight of the day-to-day operations of the accounting and finance functions of the Company, including planning, implementing, and managing the Company’s finance and accounting activities. Prior to the closing of the Combination, Mr. Campbell served as Mylan’s Chief Accounting Officer, Senior Vice President and Controller. Before his appointment as Chief Accounting Officer in November 2015, Mr. Campbell served as Mylan’s Senior Vice President and Controller beginning in May 2015, with responsibility for overseeing the company’s accounting and financial operations and reporting, and he previously held roles of increasing responsibility at Mylan since 2002.
There are no arrangements or understandings between Mr. Campbell and any other persons pursuant to which he was selected as interim Chief Financial Officer, he has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Mistras will not be eligible for severance or equity vesting in connection with her departure.  She is eligible to receive a pro rata bonus for the portion of 2026 for which she served as an employee (based on actual Company performance but not to exceed target) and will be required to provide a release of claims and comply with customary restrictive covenants.
Item 7.01	Regulation FD Disclosure.
On May 4, 2026, the Company issued a press release announcing the Chief Financial Officer transition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated May 4, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: May 4, 2026	By:	/s/ Matthew Maletta
Matthew Maletta
Chief Legal Officer